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                                   EXHIBIT 21
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                           SUBSIDIARIES OF REGISTRANT



         Company                                              State
         -------                                              -----

         Royal Bank of Pennsylvania, Inc.                     Pennsylvania
         Royal Equity Partners                                Delaware
         Royal Real Estate of Pennsylvania, Inc.              Pennsylvania
         Crusader Servicing Corporation                       Pennsylvania
         Royal Investments of Pennsylvania, LLC               Pennsylvania